UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2015

METHES ENERGIES INTERNATIONAL LTD

(Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 29, 2015, Methes Energies International Ltd., a Nevada corporation (the “Company”), received a staff determination notice from the NASDAQ Stock Market (“NASDAQ”) indicating that the Company failed to regain compliance with the $1.00 minimum closing bid price per share requirement for continued listing or demonstrate that it meets the criteria for initial listing during the compliance period of 180 calendar days (expiring on December 28, 2015) previously afforded to the Company on July 1, 2015 pursuant to NASDAQ Listing Rule 5810(c)(3)(A). According to the notice, the Company’s securities will be subject to suspension and delisting from the Nasdaq Capital Market at the opening of business on January 7, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s Securities from listing and registration on the NASDAQ unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time by January 5, 2016. At this time, the Company does not plan on appealing this determination and expects its securities to be quoted in the over the counter market upon delisting.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, Kebir Ratnani, John Pappain, Perichiyappan Senthilnathan and Anthony Williams each resigned from his position as a director of the Company. Their resignations were not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

* * * * *

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: January 5, 2016	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer

3